Exhibit 10.3

AMENDMENT TO STOCK AGREEMENT

This AMENDMENT TO STOCK AGREEMENT (this “Agreement”) is dated as of April 12, 2004.

PREAMBLE

Reference is made to that certain Stock Agreement (the “Stock Agreement”) dated as of September 24, 2003 and by and among Pioglobal First Russia, Inc., a Delaware corporation and indirect majority owned subsidiary of Harbor Global Company Ltd., a Bermuda limited duration company, Pioglobal Omega, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Parent, and Andrei Uspensky, an individual (the “Subscriber”).

The Pioglobal First Russia, Inc. was converted to and formed as a limited liability company having the name Pioglobal First Russia, LLC (the “Company”) under the Delaware Limited Liability Company Act (the “Act”) on April 12, 2004 upon the filing of a Certificate of Conversion by Pioglobal First Russia, Inc, pursuant to Section 266 of the Delaware General Corporation Law, and the filing by the Company of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act.

In connection with such conversion and formation of the Company, each issued and outstanding share of common stock, $.01 par value per share, of Pioglobal First Russia, Inc. (the “Common Stock”) has been converted into the right to receive one (1) voting unit of the Company (each a “Unit” and collectively the “Units”), and upon the delivery to the Company of one or more stock certificate(s) representing such shares of Common Stock, the Subscriber will be issued one (1) Unit of the Company in exchange for every one (1) share of Common Stock so surrendered.

The Subscriber, as a stockholder and director of Pioglobal First Russia, Inc., has consented to the conversion of the Company into a Delaware limited liability company.

NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. All of the representations, warranties, acknowledgements, covenants and agreements made by the Subscriber in the Stock Agreement shall relate to the Units from and after the conversion and shall inure to the benefit of and be enforceable by the Company and its successors and assigns.

2. All of the continuing obligations of Pioglobal First Russia, Inc., if any, shall be the obligations of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Stock Agreement to be executed as of the date first set forth above.

COMPANY:

PIOGLOBAL FIRST RUSSIA, LLC

By:	/s/ Donald H. Hunter
Name:	Donald H. Hunter
Title:	Treasurer

MAJORITY STOCKHOLDER

PIOGLOBAL OMEGA, LLC

By:	/s/ Donald H. Hunter
Name:	Donald H. Hunter

SUBSCRIBER

By:	/s/ Andrei Uspensky
Name:	Andrei Uspensky

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